ISDA®
International Swaps and Derivatives Association, Inc.
SCHEDULE to the
2002 Master Agreement
dated as of December 28, 2021
between
    OLD NATIONAL BANK     and      CONTRAIL AVIATION SUPPORT, LLC
    (“Party A”)     & CONTRAIL AVIATION LEASING,
LLC
         (Collectively “Party B”)
Part 1. Termination Provisions.
(a)“Specified Entity” means in relation to Party A for the purpose of:
    Section 5(a)(v),     Not Applicable
    Section 5(a)(vi),     Not Applicable
Section 5(a)(vii),     Not Applicable
Section 5(b)(v),     Not Applicable
and in relation to Party B for the purpose of:
    Section 5(a)(v),     Affiliates
    Section 5(a)(vi),     Affiliates
    Section 5(a)(vii),     Affiliates
    Section 5(b)(v),     Affiliates

(b)“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A and will apply to Party B. If such provision applies:

(i)“Specified Indebtedness” will have the meaning specified in Section 14, provided that it will also include any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of any Derivative Transaction and will not include (i) indebtedness in respect of deposits received or (ii) any payment not made because of an intervening change in law making such payment illegal, or a Force Majeure Event provided that the party had available sufficient funds to make such payment at the time of non-payment.

(ii)“Threshold Amount” means in relation to Party B, $0.00.

(d)The “Credit Event Upon Merger” provisions of Section 5(b)(v) will not apply to Party A and will apply to Party B.

(e)The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

Copyright © 2002 by International Swaps and Derivatives Association, Inc. VP/#51830672.1

(f)“Termination Currency” means U.S. Dollars.

(g)Additional Termination Event will apply. It shall constitute an Additional Termination Event in respect of which Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions if:

(i)a default or event of default (however described) occurs under the Credit Agreement or any other Loan Document (hereinafter defined);

(ii)the Loans under the Credit Agreement shall be paid or prepaid in full, or the Credit Agreement shall expire, terminate or otherwise cease to be in full force and effect;

(iii)Party A shall cease to be a party to, or have any commitments under, the Credit Agreement;

(iv)Party B’s obligations to Party A under this Agreement fail at any time to be secured by the collateral that secures, or guaranteed to the same extent as the guarantees that support, the Loans under the Credit Agreement from time to time on the same terms in all relevant respects and on a pari passu and pro rata basis with the principal of such Loans (being the most senior class of loans if there is more than one class) for any reason;

(v)any notice or consent is given or any action is taken that would (A) cause the collateral, or the security interest in or lien on the collateral, to be released, realized upon, liquidated, sold, transferred, conveyed or otherwise disposed of for any reason, and irrespective of whether or not Party A or any of its Affiliates gives such notice or consent or takes such action, or (B) adversely alter or impair any of Party A’s rights, interests or benefits in or pertaining to the collateral under the Credit Agreement, any Credit Support Document or any other document executed in connection therewith (whether such action is in the form of an amendment, modification, waiver, approval, consent or otherwise); or

(vi)Party B shall prepay any principal amount of any Loan(s) under the Credit Agreement (other than a prepayment of all loans in full).

For purposes of (vi) above, in the event of such prepayment, the Affected Transaction(s) shall be such proportion of each Transaction related to such Loan(s) as determined by Party A as being required to reduce the aggregate notional amount of such Transaction(s) to equal the aggregate outstanding principal amount of such Loan(s) and such Transaction(s) shall be deemed to be the sole Affected Transaction(s) for the purposes of this Additional Termination Event. In this context, following the occurrence of the Early Termination Date under this Part 1(g)(vi), Transaction(s) and/or portions of Transaction(s) which are not deemed to be Affected Transactions shall continue in accordance with the provisions of this Agreement and the notional amount of any Transaction terminated in part will be reduced to reflect such partial termination.
Part 2. Tax Representations.
(a)Payer Representation. For the purpose of Section 3(e) of this Agreement, neither Party A nor Party B makes any representations.

(b)Payee Tax Representations. The following representation will apply to Party A and Party B:
It is a US person duly incorporated, created or organized under the laws of the United States of America and is validly existing under those laws.
    2     ISDA® 2002

Part 3. Agreement to Deliver Documents.
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:
(a)     Each party shall, as soon as practicable after demand, deliver to the other party any form or document reasonably requested by the other party, including without limitation, any form or document required to enable such other party to make payments hereunder without withholding for or on account of Taxes or with such withholding at a reduced rate. Without limiting the generality of the foregoing:

Part 4. Miscellaneous.

(a)Addresses for Notices. For the purpose of Section 12(a) of this Agreement:
Address(es) for notices or communications to Party A:

Address:	Old National Bank One Main Street Evansville, IN 47708

Attention:	Jim Schmidt
Telephone No.:	(812)461-9774
E-mail Address:	jim.schmidt@oldnational.com

    3     ISDA® 2002

Address(es) for notices or communications to Party B:

Address:	Contrail Aviation 435 Investment Court Verona, WI 53593

Attention:	Joseph Kuhn
Telephone No.:	(608) 848-8100
E-mail Address:	joe@contrail.com

(b)Process Agent. For purposes of Section 13(c) of this Agreement:
Party A appoints as its Process Agent: Not Applicable.
Party B appoints as its Process Agent: Not Applicable.

(c)Offices. The provisions of Section 10(a) will not apply to this Agreement.
(d)Multibranch Party. For the purpose of Section 10(b) of this Agreement:
Party A is not a Multibranch Party and, for the purposes of this Agreement and each Transaction entered into pursuant hereto, will act through any office specified in a Confirmation. Party B is not a Multibranch Party and, for purposes of this Agreement and each Transaction entered into pursuant hereto, will act through the office specified in a Confirmation.

(e)Calculation Agent. The Calculation Agent is Party A.

(f)Credit Support Document(s). Credit Support Document is not applicable to Party A. With respect to Party B, any mortgage, security agreement, guarantee or other collateral document executed and delivered in connection with the Credit Agreement or any other document which by its terms secures, guarantees or otherwise supports Party B’s obligations under this Agreement from time to time, whether or not this Agreement or any Transaction entered into hereunder is specifically referenced or described in any such document. Party B hereby (i) grants to Party A (or to any agent acting for the benefit of Party A under the Credit Support Documents) a security interest in all assets and collateral that are subject to a security interest pursuant to each Credit Support Document of Party B and each Credit Support Document entered into by Party B is hereby specifically amended to the extent necessary to include the granting of such security interest and to include within the obligations secured thereby all obligations and liabilities of Party B in favor of Party A under this Agreement; and (ii) acknowledges and agrees that all of its obligations under this Agreement (whether present, future, contingent or otherwise) shall rank pari passu, pro rata and equally to Party B’s obligations under all Credit Support Documents. Party B undertakes to and agrees with Party A or any Affiliate of Party A to enter into, execute and deliver all such additional agreements, documents, instruments and other assurances and to do such acts and things as Party A or any Affiliate of Party A may require in order to give effect to the foregoing. Notwithstanding anything to the contrary in the Credit Support Documents, Transactions under this Agreement shall be terminated only at the time and in the manner specified in or pursuant to this Agreement.

(g)Credit Support Provider. Credit Support Provider is not applicable to Party A. Credit Support Provider is applicable to Party B and means any party to a Credit Support Document that provides or is obligated to provide security or other credit support for Party B’s obligations hereunder. Notwithstanding the foregoing, with respect
    4     ISDA® 2002

to any guarantee deemed to, pursuant to its terms, to cover the obligations of Party B under this Agreement (the “Swap Obligations”) that is provided by a guarantor which is not an “Eligible Contract Participant” (as defined in Section 1(a)(18) of the Commodity Exchange Act (as amended, the “CEA”)) (as such, a “Non-ECP”) at the time a Transaction under this Agreement is entered into, the parties hereto agree that such guarantee shall not be effective against any such Non-ECP with respect to Party B’s Swap Obligations hereunder relating to such Transaction.

(h)Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(i)Netting of Payments. Section 2(c), without Multiple Transaction Payment Netting, shall apply to all Transactions.

(j)“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)“Absence of litigation. For the purpose of Section 3(c):
“Specified Entity” means in relation to Party A, Not Applicable
“Specified Entity” means in relation to Party B, Affiliates

(l)No Agency. The provisions of Section 3(g) will apply to this Agreement.

(m)Additional Representation will apply. For the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation:

(i)Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, and the other party is not acting with respect to any communication (written or oral) as a “municipal advisor,” as such term is defined in Section 975 of the U.S. Dodd-Frank Wall Street Reform & Consumer Protection Act; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice, advice provided by a municipal advisor or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(3)Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.
    5     ISDA® 2002

(ii)Commodity Exchange Act. Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:

(1)such party is an Eligible Contract Participant as defined in the CEA and will notify Party A at any time it fails to qualify as an Eligible Contract Participant;

(2)such party is not a “Special Entity” as such term defined in 17 CFR 23.401(c) promulgated under the Commodity Exchange Act;

(3)such party is a “U.S. person” as such term is defined in the CFTC’s “Interpretative Guidance and Policy Statement Regarding Compliance With Certain Swap Regulations”;

(4)Party B represents that it is not a “financial entity” as defined in Section 2(h)(7)(C) of the Commodity Exchange Act”;

(5)neither this Agreement nor any Transaction has been executed or trade on a “trading facility” as such term is defined in the CEA; and

(6)the terms of this Agreement and each Transaction have been subject to individual negotiation.
(n)Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

Part 5. Other Provisions.
(a)2006 ISDA Definitions. This Agreement is subject to the 2006 ISDA Definitions (the “Definitions”) published by the International Swaps and Derivatives Association, Inc. as amended and supplemented from time to time. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purposes of the relevant Transaction.

(b)Conditions to Certain Payments. Notwithstanding the provisions of Section 6(e)(i), if the amount referred to therein is a positive number, the Defaulting Party will pay such amount to the Non-defaulting Party, and if the amount referred to therein is a negative number, except to the extent set out below, the Non-defaulting Party shall have no obligation to pay any amount thereunder to the Defaulting Party unless and until the conditions set forth in (i) and (ii) below have been satisfied, at which time there shall arise an obligation of the Nondefaulting Party to pay to the Defaulting Party an amount equal to the absolute value of such negative number less any and all amounts which the Defaulting Patty may be obligated to pay under Section 11 (the “Conditional Payment Amount”):

(i)the Non-defaulting Party shall have received confirmation satisfactory to it in its sole discretion (which may include an unqualified opinion of its counsel) that (x) no further payments or deliveries under Section 2(a)(i) or 9(h) in respect of Terminated Transactions will be required to be made in accordance with Section 6(c)(ii) and (y) each Specified Transaction shall have terminated pursuant to its specified
    6     ISDA® 2002

termination date or through the exercise by a party of a right to terminate and all obligations owing under each such Specified Transaction shall have been fully and finally performed;

(ii)all obligations (contingent or absolute, matured or unmatured) of the Defaulting Party and any Affiliate of the Defaulting Party to make any payment or delivery to the Non-defaulting Party or any Affiliate of the Non-defaulting Party shall have been fully and finally performed; provided that if the Conditional Payment Amount exceeds the aggregate amount of the obligations owing to the Non-defaulting Party and Affiliates of the Non-defaulting Party by the Defaulting Party and Affiliates of the Defaulting Party (including without limitation all obligations owing under each Specified Transaction), the Non-defaulting Party shall pay the amount of the excess to the Defaulting Party.

(c)Additional Line of Business Representation of Party B. Party B represents to Party A on and as of the date hereof and on each date on which a Transaction is entered into among them that:

(i)it has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business or the financing of its business; and

(ii)all Transactions effected under this Agreement (x) will be appropriate in the conduct and management of its business; (y) will be entered into for nonspeculative purposes; and (z) constitute transactions entered into for purposes of hedging or managing risks related to its assets or liabilities as currently owned or incurred, or likely to be owned or incurred in the conduct of its business.

(d)Bankruptcy Code. The parties hereto intend that this Agreement shall be a “swap agreement” for purposes of 11 U.S.C. § 101(53B) and 12 U.S.C. § 1821(e)(8)(D)(vii), or any successor provisions.

(e)Escrow. If by reason of the time difference between the cities in which payments are to be made or otherwise, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice and reasonably acceptable to the other party, accompanied by irrevocable payment instructions (a) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (b) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient’s failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(f)Dodd-Frank.

(i)Consent to Disclosure for Dodd-Frank Reporting. Notwithstanding anything to the contrary in this Agreement or in any non-disclosure, confidentiality or similar agreement between the parties, each
    7     ISDA® 2002

party consents to the disclosure of information to the extent required by the CFTC’s regulations in Parts 43, 45, and 46 (“CFTC Reporting Regulations”), which mandate reporting of information regarding Transactions and similar information. Each party acknowledges that disclosures made pursuant to these regulations may include, without limitation, the disclosure of trade information including a party’s identity (by name, identifier or otherwise) to a swap data repository (“SDR”) and relevant regulators and that such disclosures could result in certain anonymous Transaction and pricing data becoming available to the public. For purposes of complying with the reporting obligations under the CFTC Reporting Regulations, each party further acknowledges that an SDR may engage the services of a global trade repository regulated by one or more governmental regulators, provided that such regulated global trade repository is subject to comparable confidentiality provisions as is an SDR registered with the CFTC. For avoidance of doubt, to the extent that applicable non-disclosure, confidentiality, bank secrecy or other law imposes non-disclosure requirements on information regarding Transactions and similar information required to be disclosed pursuant to the CFTC Regulations but permits a party to waive such requirements by consent, the consent and acknowledgements provided by such party in this Part 5(j)(ii) shall be a consent by it for purposes of such other applicable law.
(ii)Dodd-Frank Reporting. Party A will act as the “reporting counterparty” as required by Parts 43, 45 and 46 of Title 17, Chapter 1 of the CFTC’s regulations for all Transactions under this Agreement.
(iii)End-User Exception. Party B represents to Party A that it elects not to clear any Transactions subject to a mandatory clearing determination under Section 2(h) of the Act and represents at the time of each Transaction that:
(A)it has made an annual election including the information listed in Regulation 50.50(b)(1)(iii) in a filing made pursuant to Regulation 50.50(b)(2), no more than 365 days prior to entering into such Transaction, such information has been amended as necessary to reflect any material changes thereto, and such annual filing covers such Transaction; or
(B)it has requested that Party A, and hereby authorizes Party A to, make a Swap-by-Swap election in a filing made pursuant to Regulation 50.50(b)(1)(iii); and
(a)it is not a “financial entity” as defined in Section 2(h)(7)(C)(i) of the Act, and under any successor statute or rule, as applicable, including those enacted pursuant to Dodd Frank,
(b)it is using such Transaction to hedge or mitigate commercial risk as provided in Regulation 50.50(c),
(c)it represents to Party A that it has not reported the information listed in Regulation 50.50(b)(1)(iii) in an annual filing described above, and
(d)it has provided to Party A all information listed in Regulation 50.50(b)(1)(iii) and such information is true, accurate and complete in every material respect and covers such Transaction, and
    8     ISDA® 2002

(e)it generally meets it financial obligations associated with entering into non-cleared Transactions; and
(C)     if Party B is an entity that is an issuer of securities registered under Section 12 of, or is required to file reports under Section 15(d) of, the Securities Exchange Act of 1934, an appropriate committee of Party B’s board of directors (or equivalent body) has reviewed and approved Party B’s decision to enter into swaps that are exempt from the transaction clearing requirement under Section 2(h)(1) of the Act and the exchange trading requirement under Section 2(h)(8) of the Act and such review and approval is described in the books and records of Party B, copies of which shall be made available to Party A upon request.
(iv)Municipal Advisor Role. Party B is not, and does not act on behalf of, either a “municipal entity” or “obligated person” (in each case as defined in Section 15B of the Securities Exchange Act of 1934 and the rules adopted by the SEC with respect to municipal advisor registration).
(g)Generic Risk Disclosure for Financial Transactions and Related Transactions. Party B represents that it has read and fully understands this paragraph. As is common with many other financial instruments and transactions, over-the-counter derivative transactions, including, but not limited to, Financial Transactions, in addition to providing significant benefits, may in certain cases involve a variety of significant risks some, but not all of, which are described in this paragraph. Party B acknowledges that before entering into any Financial Transaction, Party B shall have carefully considered whether such transaction is appropriate in light of Party B’s objectives, experience, financial and operational resources, and other relevant circumstances. Party B also acknowledges that it fully understands the nature and extent of its exposure to risk of loss, if any, which in some circumstances may significantly exceed the amount of any initial payment made to or by Party B. Financial Transactions permit precise customization to accomplish particular financial and risk management objectives that might otherwise be unachievable. The specific risks presented by a particular transaction necessarily depend upon the terms of that transaction and Party B’s circumstances. Common to all, however, is their nature as legally binding contractual commitments, which, once agreed to, cannot be altered other than by termination or modification upon written agreement by the parties. Party B understands that such termination or modification may, in certain circumstances, result in significant losses and may include additional amounts required to be paid by Party B to cover relevant costs. As in any financial transaction, Party B understands the requirements, if any, applicable to Party B that are established by regulators or by Party B’s board of directors or other governing body. Party B should also consider the legal, tax, accounting, and economic implications of entering into any Financial Transaction, independently, and if necessary, through consultation with such advisors as may be appropriate to assist it in understanding the risks involved.

(h)Basis Risk Disclosure. Party B represents that it understands that, to the extent the purpose of a Transaction is to hedge risks associated with a financial instrument through the use of an index or other financial instrument, Party A makes no representation that the index used by Party B to hedge its financial risk is the same as the underlying financial risk which Party B seeks to mitigate or hedge. For example, to the extent that Party B seeks to synthetically fix the rate of interest on a Loan which bears interest by reference to a variable rate of interest (the “Underlying Variable Rate”), the Floating Rate specified in the applicable Confirmation may not be based on the same index as the Underlying Variable Rate and, therefore, may not act as a perfect hedge against interest rate or basis risk. Party A makes no representations or warranties that the Floating Rate will match the Underlying Variable Rate.
    9     ISDA® 2002

(i)WAIVER OF JURY TRIAL: EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION. EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE ENTERED INTO THIS AGREEMENT AND ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, IN RELIANCE ON, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION.

(j)Additional Definitions. The following definitions shall be added to Section 14 in their appropriate alphabetical place:

“Credit Agreement” means any loan agreement, credit agreement, bond purchase agreement, covenant agreement, letter of credit application and/or reimbursement agreement, standby bond purchase agreement or other liquidity facility, promissory note, or other agreement, instrument or document, of whatever nature, under which Party A extends one or more loans or credit of any nature to Party B or for the benefit of Party B (collectively with any promissory notes, security agreements, pledge agreements or mortgages executed in connection with the foregoing, as amended, supplemented, restated or replaced from time to time, but without giving effect to any amendments, supplements, restatements or replacements thereto, or any waivers or consents granted thereunder, not consented to by Party A). The term “Credit Agreement” shall include any and all of the foregoing regardless of whether there are parties in addition to Party B and Party A to such agreement, instrument, or document.

“Derivative Transaction” means (a) any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) and (b) any combination of these transactions.

“Loan” has the meaning set out in the Credit Agreement but does not include a Transaction under this Agreement.

“Loan Documents” has the meaning set out in the Credit Agreement but does not include this Agreement.

(k)Incorporation of Covenants.

(i)Party B shall provide Party A at all times hereunder with the same covenant protection as Party B provides its lenders or creditors under the Credit Agreement. Therefore, in addition to the cross default provisions of this Agreement, and notwithstanding the satisfaction of any obligation or promise to pay money to its lenders or creditors under the Credit Agreement, or the termination or cancellation of the Credit Agreement, Party B hereby agrees to perform, comply with and observe for the benefit of Party A hereunder all affirmative and negative covenants contained in the Credit Agreement applicable to Party B (excluding any obligation or promise to pay money under the Credit Agreement) at any time Party B has any obligation (whether absolute or contingent) under this Agreement.

(ii)For purposes hereof: (A) the affirmative and negative covenants of the Credit Agreement applicable to Party B (together with related definitions and ancillary provisions, but in any event excluding any obligation or promise to pay money under the Credit Agreement) are incorporated by reference herein (mutatis mutandis); (B) if lenders or creditors other than Party A are parties to the Credit Agreement,
    10     ISDA® 2002

then references therein to the lenders or creditors shall be deemed references to Party A; and (C) for any such covenant applying only when any loan, other extension of credit, obligation or commitment under the Credit Agreement is outstanding, that covenant shall be deemed to apply hereunder at any time Party B has any obligation (whether absolute or contingent) under this Agreement.

(iii)Notwithstanding the foregoing, if the incorporation of any provision by reference from the Credit Agreement would result in the violation by Party B of the terms of the Credit Agreement, or be in violation of any law, rule or regulation (as interpreted by any court of competent jurisdiction), then this Agreement shall not incorporate that provision.

(l)Credit Agreement.

(i)Insofar as any provisions of the Credit Agreement incorporated herein conflict with or are inconsistent with any terms, covenants or conditions in this Agreement, the provisions of this Agreement shall prevail with respect to the subject matter hereof to the extent of the conflict or inconsistency, provided that the non-inclusion of a provision in either document shall not constitute a conflict or inconsistency for the purposes of this provision.

(ii)Words and expressions defined in the Credit Agreement and not otherwise defined in this Agreement are incorporated into this Agreement by reference. The parties acknowledge and agree that such definitions shall continue to be effective notwithstanding that the Credit Agreement has been amended or has otherwise ceased to be of effect. Any definitions or provisions incorporated from the Credit Agreement continue to be incorporated herein on the terms set out in the Credit Agreement immediately before its expiration or termination.
[Signature page to follow]

    11     ISDA® 2002

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

OLD NATIONAL BANK

By: [signature]

Name: Jonathan D. McBride

Title: Assistant Vice President

Date: 1/7/2022

CONTRAIL AVIATION SUPPORT, LLC

By: [signature]

Name: Joseph Kuhn

Title: CEO

Date: 1/07/22

CONTRAIL AVIATION LEASING, LLC

By: [signature]

Name: Joseph Kuhn

Title: CEO

Date: 1/07/22

15

ISDA® 2002

SWAP TRANSACTION CONFIRMATION

To:	Contrail Aviation Support, LLC & Contrail Aviation Leasing, LLC (”Counterparty”)
Attention:	Joseph Kuhn
Phone:	[Redacted]
Email:	[Redacted]

From:	Old National Bank (“Old National Bank”)
Attention:	Jonathan McBride
Phone:	[Redacted]
Email:	[Redacted]

Reference:	[Redacted]
Unique Swap Identifier (USI): Date:	[Redacted] January 07, 2022

Dear Sir / Madam,

The purpose of this letter (this "Confirmation") is to confirm the terms and conditions of the transaction ("Transaction") entered into between Old National Bank and Counterparty.

The definitions and provisions contained in the 2021 ISDA Interest Rate Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1.The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap
Currency for Payments:	USD
Notional Amount:	For a Calculation Period, the amount set forth opposite that Calculation Period on Attachment I hereto
Term:
Trade Date:	January 7, 2022
Effective Date:	January 7, 2022
Termination Date:	November 24, 2025
Old National Bank Confirmation: [Redacted]

Fixed Amounts:
Fixed Rate Payer:	Counterparty
Period End Dates:	Monthly on the 24th of the month, commencing January 24th, 2022 through and including the Termination Date, subject to No Adjustment
Payment Dates:	Monthly on the 24th of the month, commencing January 24th, 2022 through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention
Delayed Payment:	Not Applicable
Business Day Convention:	Following
Business Day:	New York
Fixed Rate:	4.68000%
Fixed Rate Day Count Fraction:	ACT/360

Floating Amounts:
Floating Rate Payer:	Old National Bank
Period End Dates:	Monthly on the 24th of the month, commencing January 24th, 2022 through and including the Termination Date, subject to No Adjustment
Payment Dates:	Monthly on the 24th of the month, commencing January 24th, 2022 through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention
Delayed Payment:	Not Applicable
Business Day Convention:	Following
Business Day:	New York
Floating Rate for initial Calculation Period:	0.10414%
Floating Rate Option:	USD-LIBOR
Designated Maturity:	1 Month
Spread:	3.00000%
Floating Rate Day Count Fraction:	ACT/360
Floating Rate Observation Date:	One London Business Day(s) prior to each Reset Date
Reset Dates:	The first day of each Calculation Period
Method of Averaging:	Not Applicable
Compounding:	Not Applicable
Old National Bank Confirmation: [Redacted]

2.The additional provisions of this Confirmation are as follows:

Calculation Agent:	Old National Bank
Payments to Old National Bank:	Standard Settlement Instructions
Payments to Counterparty:	Standard Settlement Instructions

Eligibility:

Each party represents that it is an "eligible contract participant" within the meaning of the Commodity Exchange Act (7 U.S.C. § 1 et seq), as amended.

Documentation:

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between Old National Bank and Counterparty dated as of December 28, 2021, as amended and supplemented from time to time (the "ISDA Master Agreement"). All provisions contained or incorporated by reference in the ISDA Master Agreement will govern this Confirmation except as expressly modified herein. Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this confirmation and returning it to us.

Very truly yours,
Old National Bank

By:

Name: James W. Schmidt

Title: A Senior Vice President

Accepted and Confirmed as of date first written above:

Contrail Aviation Support, LLC & Contrail Aviation Leasing, LLC

By

Name: Joseph Kuhn

Title: Kuhn

Old National Bank Confirmation: [Redacted]